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                                                                    Exhibit 10.7


August 13, 2002

Newcastle Investment Corporation ("Newcastle")
1251 Avenue of the Americas, 16th Floor
New York, New York 10020
Attention:  Ken Riis
Telephone No.  212-798-6104
Facsimile No.   212-798-6060

Re: Repurchase of Mortgage Loans

Dear Mr. Riis:

This letter will serve as a commitment by Bear Stearns Mortgage Capital Corporation ("BSMCC"), subject to the conditions set forth below, to enter into a master repurchase agreement whereby BSMCC will purchase and Newcastle will sell certain mortgage loans as further described in the mortgage loan purchase confirmation dated August 13, 2002 between Newcastle and EMC Mortgage Corporation which is attached hereto as Exhibit A. Reference is made to the commitment letter between BSMCC and Newcastle dated June 13, 2002 which is hereby terminated.

Any repurchase transactions with respect to such mortgage loans will be subject to a term sheet, custodial agreement, and repurchase agreement between BSMCC and Newcastle, the form of which shall be provided to Newcastle by BSMCC at the time of such repurchase, and which shall be mutually agreed to by BSMCC and Newcastle, and is further subject to execution of the attached confirmation by Newcastle.

The terms of such repurchase shall include but not be limited to the following; provided however the definitive terms of the repurchase transaction shall be set forth in a final confirmation:

      (i) the term of the repurchase shall be a 12 month evergreen, under which at each monthly reset date, the initial twelve month term shall be extended, in the sole discretion of BSMCC, for an additional 30 days beyond the initial term, or any extension of such term made prior to the applicable reset date;

      (ii)  the maximum amount to be repurchased shall not exceed $250,000,000;

      (iii) the advance rate of the amount repurchased shall be a maximum of 90%; and

      (iv)  the loans shall be repurchased at a rate of LIBOR plus 0.75% .

Notwitstanding anything contained herein, in the event Newcastle fails to satisfy the conditions set forth above or fails to enter into a repurchase agreement by October 31, 2002, BSMCC will have no obligation to enter into any repurchase transactions with Newcastle.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]
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Please acknowledge your acceptance and agreement to the foregoing by signing and returning this letter via facsimile and overnight courier to Michelle Sterling (Telephone Number (212) 272-6289; Facsimile Number: (212) 272-5591 at Bear, Stearns & Co. Inc., Eleventh Floor, 383 Madison Avenue, New York, N.Y., 10179. Thank you.

                                    Very truly yours,

                                    BEAR STEARNS MORTGAGE CAPITAL CORPORATION




                                    BY: /s/ Paul Friedman
                                       ______________________________
                                    NAME:  PAUL FRIEDMAN
                                    TITLE:  SENIOR VICE PRESIDENT




CONFIRMED AND AGREED TO:
NEWCASTLE INVESTMENT CORPORATION




BY: /s/ Kenneth M. Riis
   _______________________________
NAME: Kenneth M. Riis
     ____________________________
TITLE: President
      ____________________________